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                                                                   EXHIBIT 10.15

                               AMENDMENT AGREEMENT


BORROWER: SYNQUEST, INC.
ADDRESS:  3500 PARKWAY LANE, SUITE 555
          NORCROSS, GEORGIA  30092

DATE:     MARCH 29, 2000


         THIS AMENDMENT AGREEMENT (this "Agreement") is entered into between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("GC") (formerly known as Nations Credit Commercial Corporation), whose address is 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024, and the Borrower named above ("Borrower").

         GC and Borrower agree to amend and supplement the Loan and Security Agreement between them, dated July 10, 1996, as amended (as amended, the "Loan Agreement"), as follows. (This Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by GC and Borrower, and all other written documents and agreements between GC and Borrower, and all other written documents and agreements between GC and the Borrower, are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Loan Agreement.

         1. Amendments. (a) Section 1 of the Schedule (captioned "Credit Limit") is amended as follows:

         (i) The definition of "Aggregate Commitment" is amended and restated in its entirety to read: "Aggregate Commitment" means an amount of up to $20,000,000 at any one time."

         (ii) The definition of "Overadvance Commitment" is amended and restated in its entirety to read: Overadvance Commitment" means an amount of up to $5,000, 000 at any one time."

         (b) Section 4 of the Schedule (captioned "Maturity Date") is amended by replacing the date "March 31, 2000" with the date "December 31, 2000".

         2. Representations True. To induce GC to enter into this Agreement, Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 3 of the Loan Agreement. For the purposes of this Section 2 each reference in Section 3 of the Loan Agreement to "this Agreement," and the works "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Agreement.


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         3.       General Provisions. GC's execution and delivery of, or
acceptance of, this Agreement and any other documents and instructions in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. This Agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended and supplemented, all of the terms and provisions of the Loan Agreement and other Loan Documents shall continue in full force and effect and the same hereby ratified and confirmed. This Agreement forms part of the Loan Agreement and the terms of the Loan Agreement are incorporated herein by reference.

Borrower:                           GC:

SYNQUEST, INC.                      GREYROCK CAPITAL,
                                    A DIVISION OF BANC OF AMERICA COMMERCIAL
                                    FINANCE CORPORATION


BY: /s/ John Bartels                BY: /s/ Lisa Nagano
    ------------------------------      ------------------------------------
TITLE:  EXECUTIVE VICE-PRESIDENT    TITLE:  LISA NAGANO
        FINANCE AND ADMINISTRATION          SR. VICE PRESIDENT